UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2007

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)
12001 Ventura Place, Suite 340 Studio City, California 91604 (Address of Principal Executive Offices) (818) 761-1002 (Registrant’s Telephone Number)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2007, the Board of Directors of the Company elected Andrew Pells as a new member of the Company’s Board of Directors. From 1990-2004, Mr. Pells served as an executive of Hotels.com and its predecessors in various management capacities. From January 1, 2004 to the present, Mr. Pells has been an independent consultant to the Internet/Travel Industry. In connection with his election, Mr. Pells has been granted five year options to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $4.60 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIX CORPORATION

Date: July 2, 2007	By:	/s/ Mitchell J. Francis
Mitchell J. Francis Chief Executive Officer